Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-1 No. 333-248474) of Frequency Therapeutics, Inc.,
(2)
Registration Statement (Form S-1 No. 333-279402) of Korro Bio, Inc.,
(3)
Registration Statement (Form S-3 No. 333-275353) of Korro Bio, Inc.,
(4)
Registration Statement (Form S-3 No. 333-283552) of Korro Bio, Inc.,
(5)
Registration Statement (Form S-8 No. 333-234128) pertaining to the 2014 Stock Incentive Plan, as amended, 2019 Incentive Award Plan and 2019 Employee Stock Purchase Plan of Frequency Therapeutics, Inc.,
(6)
Registration Statement (Form S-8 No. 333-263643) pertaining to the 2019 Incentive Award Plan and 2019 Employee Stock Purchase Plan of Frequency Therapeutics, Inc.,
(7)
Registration Statement (Form S-8 No. 333-275354) pertaining to the 2019 Stock Incentive Plan, 2023 Stock Option and Incentive Plan, and 2023 Employee Stock Purchase Plan of Korro Bio, Inc.,
(8)
Registration Statement (Form S-8 No. 333-278245) pertaining to the 2023 Stock Option and Incentive Plan and 2023 Employee Stock Purchase Plan of Korro Bio, Inc.,
(9)
Registration Statement (Form S-8 No. 333-285873) pertaining to the 2023 Stock Option and Incentive Plan and 2023 Employee Stock Purchase Plan of Korro Bio, Inc., and
(10)
Registration Statement (Form S-8 No. 333-292984) pertaining to the 2023 Stock Option and Incentive Plan and 2023 Employee Stock Purchase Plan of Korro Bio, Inc.;

of our report dated March 12, 2026, with respect to the consolidated financial statements of Korro Bio, Inc., included in this Annual Report (Form 10-K) of Korro Bio, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 12, 2026